UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Beginning in fiscal 2009, the corporation implemented certain changes to its North American organizational structure that primarily involved the transfers of (i) the frozen bakery and beverage (Senseo) operations from the North American Retail Bakery segment into the North American Retail Meats segment, and (ii) a small component of the Foodservice meats operation into the North American Retail Meats segment. As a result of this reorganization, the three North American segments have been renamed as follows – North American Retail (previously named North American Retail Meats), North American Fresh Bakery (previously North American Retail Bakery) and North American Foodservice (previously Foodservice). The changes did not impact the international segments and did not have a material impact on the segment assets of the North American operations. The corporation has revised the name of the Household and Body Care segment to International Household and Body Care.

In addition, beginning in fiscal 2009, the corporation changed the way it presents commodity derivatives within the segments. The corporation uses derivative financial instruments to manage its exposure to commodity prices. A commodity derivative not declared a hedge in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, is accounted for under mark-to-market accounting with changes in fair value recorded in the Consolidated Statements of Income. Prior to fiscal 2009, gains and losses on unrealized commodity derivatives accounted for under mark-to-market accounting were included in segment operating income. In fiscal 2009, the corporation now includes these mark-to-market gains and losses in general corporate expenses until such time that the exposure being hedged effects the earnings of the business segment. At that time, the cumulative gain or loss previously recorded in general corporate expenses for the derivative instrument will be reclassified into the business segment’s results.

As a result of implementing our new operating structure, we will report the results of operations under this new structure beginning with the first quarter of fiscal 2009. Attached as Exhibit 99.1 to this Form 8-K, are unaudited financial schedules which provide information regarding net sales, operating segment income(loss), and adjusted operating segment income (loss) for fiscal 2008 and 2007 and each of the four quarters of fiscal 2008 on the new reporting basis.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K

Exhibit Number	Description
99.1	Financial Schedules

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2008

SARA LEE CORPORATION
(Registrant)

By:	/s/ L.M. (Theo) de Kool
Executive Vice President and Chief Financial and Administrative Officer (Principal Accounting Officer)